EXHIBIT 4.26



                              EMPLOYMENT AGREEMENT


This Employment Agreement (the "Agreement") dated as of December 20, 2000, is entered into by and between Burleigh Instruments, Inc., a corporation having its principal place of business at 7647 Main Street, Fishers, New York 14453-0755, U.S.A., Fishers, New York, U.S.A. (the "Corporation") and David J. Farrell (the "Employee").



                               TERMS OF AGREEMENT


In consideration of this Agreement and the continued employment of the Employee by the Corporation, the parties agree as follows :


1.       EMPLOYMENT
         ----------

         The Corporation hereby agrees to continue to employ Employee, on a full-time basis commencing on or about December 20, 2000, to act as President of the Corporation and to perform such acts and duties and furnish such services to the Corporation in connection with and related to that position as is customary for persons with similar positions in like companies, as the Board of Directors of the Corporation shall from time to time reasonably direct. Employee hereby accepts said employment. Employee shall use his best and most diligent efforts to promote the interests of the Corporation; shall discharge his duties in a highly competent manner; and shall devote his full business time and his best business judgement, skill and knowledge to the performance of his duties and responsibilities hereunder. This Agreement shall not be interpreted to prohibit Employee from making passive personal investments or conducting private business affairs if such activities do not materially interfere with the services required under this Agreement. Employee shall report to the President of EXFO Electro-Optical Engineering Inc., the Corporation's holding body corporate.

2.       COMPENSATION AND BENEFITS
         -------------------------

         2.1      SALARY

                  During the term of this Agreement, the Corporation shall pay Employee the remuneration indicated in Schedule A. The Employee's remuneration may be adjusted upwards in accordance with the Corporation's policies and procedures.

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         2.2      DISCRETIONARY BONUS

                  During the term of this Agreement, the Employee may participate in such bonus plan or plans of the Corporation as the Board of Directors of the Corporation may approve for the Employee. Nothing contained in this Section 2.2 shall be construed to require the Board of Directors to approve a bonus plan or in any way grant to Employee the right to receive bonuses not otherwise approved.

         2.3      BENEFITS

                  During the term of this Agreement, the Employee shall receive such benefits as customarily provided to other officers and employees of the Corporation. Details of such benefits as of the date hereof are set forth in Schedule B of this Agreement.

         2.4      VACATION

                  Employee may take paid vacation during each year as set forth in Schedule A at such times as shall be consistent with the Corporation's vacation policies and (in the Corporation's judgement) with the Corporation's vacation schedule for officers and other employees.

         2.5      EXPENSES

                  Pursuant to the Corporation's customary policies in force at the time of payment, Employee shall be promptly reimbursed, against presentation of vouchers or receipts therefor, for all authorised expenses properly incurred by him on the Corporation's behalf in the performance of his duties hereunder.

3.       TERMINATION
         -----------

         3.1      UNDERTAKING BY EMPLOYEE

                  The Employee hereby undertakes not to voluntarily terminate his employment with the Corporation for a period of two (2) years from the date hereof and acknowledges that in the event that he does so terminate this Agreement, certain penalties shall be payable by him, as set forth in the Agreement of Merger and Plan of Reorganization, entered into by the Employee, the Corporation and certain other parties on November 4, 2000.

         3.2      DISABILITY

                  If during the term of this Agreement, Employee becomes ill, disabled or otherwise incapacitated so as to be unable to perform his usual duties (a) for a period in excess of one hundred and eighty (180) consecutive days, or (b) for more than one hundred eighty (180) days in any consecutive twelve
                  (12) month period and this incapacity has not been remedied by the end of the twelfth (12th) month of such consecutive

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                  twelve (12) month period, then the Corporation shall have the right to terminate this Agreement, subject only to applicable laws, on thirty (30) day's notice to Employee. Termination pursuant to this Section 3.1 shall not affect any rights Employee may otherwise have under any disability insurance policies in effect at the time of such termination.

         3.3      DISCHARGE FOR CAUSE

                  The Corporation may discharge Employee and terminate his employment under this Agreement for cause without further liability to the Corporation by a majority vote of the Board of Directors of the Corporation except that the Employee, if a Director, shall not be entitled to vote thereon. As used in this Section 3.2, "cause" shall mean any or all of the following;

                  (a) gross or wilful misconduct of Employee during the course of his employment;

                  (b) conviction of any criminal offence involving dishonesty, breach of trust or moral turpitude during the term of this Agreement; or

                  (c) Employee's breach of any of the material terms of this Agreement.

         3.4      TERMINATION WITHOUT CAUSE

                  Upon thirty (30) days prior written notice, the Corporation may terminate this Agreement without cause by a majority vote of the Board of Directors of the Corporation except that the Employee, if a Director, shall not be entitled to vote thereon. The Corporation shall incur no liability in this regard except that it shall continue to pay Employee the remuneration set forth in Schedule A at his then current rate for a six (6) month period after termination if termination shall occur prior to the events mentioned in Section 3.4.

         3.5      TERMINATION FOLLOWING MERGER OR ACQUISITION

                  Notwithstanding Section 3.4, if the Corporation merges or consolidates with another corporation, if substantially all of the assets of the Corporation are sold, if a majority of the outstanding stock of the Corporation is acquired by another person, or if the control of the Corporation's majority shareholder changes (a "Triggering Event") and Employee's employment is subsequently terminated by the Corporation or surviving entity other than for cause as described in 3.2, Employee shall be entitled to severance benefits as described below based on the length of service with the Corporation since the Triggering Event:

                  LENGTH OF SERVICE SINCE THE   SEVERANCE BENEFITS
                  TRIGGERING EVENT

                  0 to 12 months                12 months' remuneration plus
                                                health benefits;

                  more than 12 months           6 months' remuneration plus
                                                health benefits;

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                  For purposes of this Section 3.5, Employee shall be entitled to treat a material demotion in title or function as termination under this Section 3.5, but only if Employee expressly so notifies the Corporation and terminates his employment hereunder within thirty (30) days of such demotion or relocation. If Employee is offered a substantially similar position with the surviving entity, Employee's refusal to accept such position shall not be treated as subject to this
                  Section 3.5, but rather shall be treated as a voluntary termination by Employee under Section 3.6.

         3.6      VOLUNTARY TERMINATION BY EMPLOYEE

                  In the event of voluntary termination by Employee after a period of two (2) years from the date hereof, Employee shall be entitled only to those amounts that have accrued to the date of termination in accordance with the terms hereof or are expressly payable under the terms of the Corporation's applicable benefit plans or are required by applicable law. The Corporation may, in its sole and absolute discretion, confer such other benefits or payments as it determines, but Employee shall have no entitlement thereto

4.       MISCELLANEOUS
         -------------

         4.1      INSURANCE

                  The Corporation hereby represents that it is presently the holder of directors and officers insurance in an amount and having a coverage that is recommended by its legal advisors and insurance broker as adequate taking into account the status of the Corporation, its size and the nature of its activities. The Corporation undertakes to ensure that such insurance shall remain in force throughout the term of this Agreement and in the event such insurance is cancelled, the Corporation shall immediately advise the Employee in writing.

         4.2      ADDITIONAL AGREEMENTS

                  Upon execution of this Agreement, the Employee shall execute and deliver to the Corporation, unless previously delivered, an Exclusivity, Confidentiality, Assignment of Work Product, Non-Competition and Non-Solicitation Agreement.

         4.3      NOTICES

                  Any notice or communication given by any party hereto to the other party shall be in writing and personally delivered or mailed by certified mail, return receipt requested, postage prepaid, to the addresses provided above. All notices shall be deemed given when actually received. Any person entitled to receive notice (or a copy thereof) may designate in writing, by notice to the others, such other address to which notices to such person shall thereafter be sent.

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         4.4      ENTIRE AGREEMENT

                  This Agreement contains the entire understanding of the parties in respect of its subject matter and supersedes all prior agreements and understandings between the parties with respect to such subject matter, provided, however that nothing in this Agreement shall affect the Employee's obligations under the Exclusivity, Confidentiality, Assignment Of Work Product, Non-Competition And Non-Solicitation Agreement signed by the Employee.

         4.5      AMENDMENT WAIVER

                  This Agreement may not be amended, supplemented, cancelled or discharged, except by written instrument executed by the party affected thereby. No failure to exercise, and no delay in exercising, any right, power or privilege hereunder shall operate as a waiver thereof. No waiver of any breach of any provision of this Agreement shall be deemed to be a waiver of any preceding or succeeding breach of the same or any other provision.

         4.6      BINDING EFFECT, ASSIGNMENT

                  Employee's rights or obligations under this Agreement may not be assigned by Employee. The rights and obligations set forth in this Agreement shall bind and inure to the benefit of the Corporation and its successors and assigns. The Corporation will use its best efforts to require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Corporation to assume expressly and agree to perform this Agreement in the same manner and to the same extent that the Corporation would be required to perform it as if no such event had taken place. As used in this Agreement, "Corporation" shall mean the Corporation as herein before defined any successor to its business and/or assets as aforesaid which assumes and agrees to perform this Agreement by operation of law, or otherwise.

         4.7      HEADINGS

                  The headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

         4.8      GOVERNING LAW, INTERPRETATION

                  This Agreement shall be construed in accordance with and governed for all purposes by the laws applicable in the State of New York. Service of process in any dispute shall be effective (a) upon the Corporation, if service is made on any officer of the Corporation other than the Employee; (b) upon the Employee, if served at Employee's residence last known to the Corporation with an information copy to the Employee at any other residence, or care of a subsequent employer, of which the Corporation may be aware.

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         4.9      FURTHER ASSURANCES

                  Each of the parties agrees to execute, acknowledge, deliver and perform, or cause to be executed, acknowledged, delivered and performed at any time, or from time to time, as the case may be, all such further acts, deeds, assignments, transfers, conveyances, powers of attorney and assurances as may be necessary or proper to carry out the provisions or intent of this Agreement.

         4.10     SEVERABILITY

                  If any one or more of the terms, provisions, covenants or restrictions of this Agreement shall be determined by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.


IN WITNESS WHEREOF, the parties hereto have executed this Agreement



BURLEIGH INSTRUMENTS, INC.



BY:  /s/ Germain Lamonde                        /s/ David J. Farrell
     -------------------                        --------------------
     GERMAIN LAMONDE,                           DAVID J. FARRELL
     CHAIRMAN OF THE BOARD

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                                   SCHEDULE A
                                       TO
                      DAVID J. FARRELL EMPLOYMENT AGREEMENT

                            REMUNERATION AND VACATION
                            -------------------------



1.       REMUNERATION

         Base Salary: US$184,500 annually.

         Variable Remuneration: The parties will agree on a plan for variable remuneration on or before February 1, 2001 that is reasonably consistent with plans utilized for employees of the Corporation's parent company with similar positions or responsibilities.

         On the date of this Agreement, Employee will be granted 40,000 stock options under the Stock Option Plan of EXFO Electro-Optical Engineering Inc.


2.       VACATION

         Five (5) weeks of paid vacation annually.





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                                   SCHEDULE B
                                       TO
                      DAVID J. FARRELL EMPLOYMENT AGREEMENT

                                    BENEFITS
                                    --------



         The Employee shall be entitled to the following benefits, in addition to those that the Corporation presently offers to all of its employees.


         o        A monthly allocation of $US650.00for automobile expenses.

         o Reimbursement of legal expenses incurred for tax returns, tax planning, wills, house closings, etc. related to the Corporation's status as an "S" corporation.

         o Payment of the premiums of an executive life insurance policy in the amount of US$511,000.

         o Medical reimbursement in accordance with the same terms that applied prior to the acquisition by EXFO Electro-Optical Engineering Inc.

         o        Reimbursement of the cost of a yearly physical examination.

         o Disability insurance in amounts presently maintained by the Corporation for the Employee.

         o Sick pay benefits in accordance with the Corporation's procedures for a term of up to one (1) year.

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